Exhibit 11

Execution Version

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of November 4, 2013, by and among Eloxx Pharmaceuticals Ltd., a limited liability company, registered under the laws of the State of Israel (the "Company"), and the investors listed in Schedule A attached hereto (each, an "Investor" and collectively, the "Investors").

RECITALS:

WHEREAS, the Company has decided to raise additional capital for the Company by means of issuance of Series A Preferred Shares of par value NIS 0.01 each (the "Preferred Shares"); and

WHEREAS, each of the Investors desires to purchase Preferred Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Preferred Shares to the Investors on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Sell and Purchase Preferred Shares.

1.1 Issue and Purchase of Shares at the First Closing. Subject to the terms and conditions hereof, at the First Closing (as defined below), the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate amount of 125,000 Preferred Shares (the "First Closing Shares"), at a price per Preferred Share of US$4.00 (the "PPS"). The number of First Closing Shares to be purchased by each Investor and the respective portion of the First Closing investment amount payable by such Investor for such shares, shall be as set forth in Schedule A attached hereto.

1.2 Issue and Purchase of Shares at the Milestone Closing. Subject to the terms and conditions hereof, at the Milestone Closing (as defined below), the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate amount of up to 200,000 Preferred Shares (the "Milestone Closing Shares") at a price per Preferred Share equal to the PPS. The number of Milestone Closing Shares to be purchased by each Investor and the respective portion of the Milestone Closing investment amount payable by such Investor for such shares, shall be as set forth in Schedule A attached hereto.

1.3 The PPS was calculated based on a Company's pre-money valuation of US$ 4,000,000 on a Fully Diluted As-Converted Basis as of the date of this Agreement. For the purposes hereof, the term "Fully-Diluted As Converted Basis" shall mean, the Company's share capital on a fully diluted as-converted basis, including all shares (whether ordinary shares, preferred shares, or otherwise) which are issued as of the date of applicable calculation, as well as all shares issuable assuming the exercise, conversion or exchange into shares of all warrants, options, notes, debentures, or other rights, securities, agreements or other commitments which by

their terms are exchangeable, exercisable or convertible (taking into account anti-dilution or other similar rights), directly or indirectly, for or into share capital of the Company, whether or not vested, and whether outstanding, promised or contingent (collectively, "Securities") (with such Securities being calculated on an as-exercised, as-converted and as-exchangeable basis), as of the time of the applicable calculation, and all shares reserved for issuance to the Company's and its subsidiaries' employees, consultants, service providers and directors under the Company's share option/incentive plans and arrangements, whether or not any options thereunder are then outstanding or promised, excluding a portion of Prof. Cabilly's option referred to in Section 6.3 below.

1.4 Use of Proceeds. The Company will use the proceeds of the sale of the Preferred Shares in accordance with the Budget attached hereto as Schedule 1.4.

2. Closing, Delivery and Payment.

2.1 First Closing. The closing of the transactions contemplated in Section 1.1 above, will take place at a closing (the "First Closing") to be held remotely via the exchange of documents and signatures, or at the offices of Horn & Co., 5 Azrieli Center, The Square Tower, 40th Floor, Tel-Aviv 67021, Israel, on November 14, 2013, subject to the completion of the transactions set forth in Section 2.2 below and satisfaction (or waiver by the relevant party) of the conditions set forth in Sections 2.5 and 2.6 below, at 11:00 a.m., local time, or at such other time or place as the Company and the Investors shall mutually agree upon. Notwithstanding the foregoing, if the First Closing does not take place within thirty (30) days following the execution hereof, on account of a party's failure to fulfill its obligations hereunder, the non-breaching party shall be entitled to terminate this Agreement without derogating from any rights and remedies to which such party may be entitled under law.

2.2 Deliveries and Transactions at the First Closing. At the First Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Company shall deliver to the Investors the following documents or cause the following actions to be completed:

(i) Shareholders Resolutions. Duly executed resolutions of the shareholders of the Company, substantially in the form attached as Schedule 2.2(a)(i) hereto, pursuant to which the shareholders of the Company shall have approved all transactions contemplated hereby and taken all corporate actions related to such transactions, and adopted the Amended and Restated Articles of Association of the Company in the form attached hereto as Schedule 2.2(a)(i)A (the "Amended Articles") as of immediately prior to and through the First Closing; together with duly completed notices of such resolutions in form and substance ready for filing immediately after the First Closing with the Israeli Registrar of Companies, which notices shall be accompanied by an Hebrew translation of the Amended Articles.

(ii) Board Resolutions. Duly executed resolutions of the Company's Board of Directors, adopted by a unanimous written resolution, substantially in the form attached as Schedule 2.2(a)(ii) hereto; together with duly completed notices of such resolutions in form and substance ready for filing immediately after the First Closing with the Israeli Registrar of

Companies.

(iii) Share Certificates. Validly executed share certificates, dated as of the First Closing date, covering the First Closing Shares.

(iv) Shareholder Register. A copy, duly certified by an officer of the Company and dated as of the First Closing date, of the Company's shareholders register, reflecting the registration by the Company of the issuance of the First Closing Shares to the Investors, in the form attached hereto as Schedule 2.2(a)(iv).

(v) Compliance Certificate. A certificate, duly executed by the COO of the Company, dated as of the First Closing, in the form attached hereto as Schedule 2.2(a)(v).

(b) Payment of Consideration. Each Investor shall cause the transfer to the Company of its respective portion of the Investment Amount for the First Closing Shares as set forth opposite the name of such Investor in Schedule A hereto, by wire transfer in accordance with the wire instructions also set forth in Schedule A. Payment by each Investor of such First Closing investment shall be made in US Dollars.

(c) Indemnification Agreements. The Company and each of the directors of the Company as of the First Closing (including without limitation the persons appointed by the Investors upon the First Closing) who is not yet a party to an indemnification agreement, shall have executed indemnification agreements substantially in the form attached hereto as Schedule 2.2(c).

(d) Directors' Appointment. The Investors shall have appointed their representatives to the Board of Directors of the Company in accordance with the provisions of the Amended Articles, by providing the Company the letter of appointment in the form attached hereto as Schedule 2.2(d).

2.3 Milestone Closing. The closing of the transactions contemplated in Section 1.3 above will take place at a closing (the "Milestone Closing") to be held remotely via the exchange of documents and signatures or at the offices of Horn & Co., 5 Azrieli Center, The Square Tower, 40th Floor, Tel-Aviv 67021, Israel, within fourteen (14) days following the receipt by the Investors of a written notice signed by the Company's COO, confirming the Company's fulfillment of the Milestone, and subject to the completion (or waiver) of the transactions set forth in Section 2.4 below and satisfaction (or waiver by the relevant party) of the conditions set forth in Sections 2.5 and 2.6 below, commencing at 11:00 a.m., local time, or at such other time or place as the Company and the Investors shall mutually agree upon. "Milestone" shall mean selection by the Company of a clinical candidate. Notwithstanding anything herein to the contrary, each Investor shall be entitled, at its sole discretion, to invest all or part of its respective Milestone Closing investment amount and receive its Milestone Closing Shares, by written notice to the Company and regardless of whether the Company has met the Milestone or not.

2.4 Transactions at Milestone Closing. At the Milestone Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) Validly executed share certificates dated as of the Milestone Closing date covering the Milestone Closing Shares.

(b) The Company shall have delivered a copy, duly certified by an officer of the Company and dated as of the Milestone Closing date, of the Company's shareholders register, reflecting the registration by the Company of the issuance of the respective numbers of Milestone Closing Shares to the Investors.

(c) Each Investor shall cause the transfer to the Company of its respective portion of the investment amount for the Milestone Closing, by wire transfer in accordance with written instructions of the Company. Payment by each Investor of such Milestone Closing investment shall be made in US Dollars.

2.5 Conditions of Investors to Closing. The obligations of each Investor to purchase the respective Preferred Shares to be purchased by such Investor hereunder at each of the First Closing and Milestone Closing (each, a "Closing") and to transfer to the Company the respective portion of the investment amount payable at such Closing by such Investor for such Preferred Shares, are subject to the fulfillment at or before such Closing of the following relevant conditions precedent (to the extent indicated below), any one or more of which may be waived in whole or in part by the Investors investing a majority of the investment amount hereunder (other than with respect to the R&D Company condition, which may be waived only by Pontifax):

(a) Representations and Warranties. Only as a condition to the First Closing, the representations and warranties made by the Company in this Agreement (other than the representation with respect to the Company's status as an R&D Company as set forth below, which shall remain true as a condition to the Milestone Closing) shall have been true and correct as if made on the applicable Closing date.

(b) R&D Company. Confirmation by the Company, accompanied by the opinion of Company's auditors, that the Company is an "R&D Company" as such term is defined in the invitation to participate in the program for the encouragement of investments by Israeli institutional investors in the Hi-Tech industry published by the Israeli Ministry of Finance on January 2, 2011 as amended by Amendment No. 1 dated March 30, 2011, Amendment No. 2 dated July 17, 2011, Amendment No. 3 dated November 15, 2011 and Amendment No. 4 dated February 7, 2012.

(c) Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to such Closing, shall have been performed or complied with by the Company prior to or at such Closing.

(d) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the respective securities to each Investor at such Closing.

(e) Delivery of Documents. All of the documents to be delivered by the Company at such Closing pursuant to this Section 2 shall have been delivered to the Investors. All other applicable actions and transactions set forth in this Section 2 shall have been completed on or prior to the applicable Closing.

2.6 Conditions of the Company to Closing. The Company's obligations to sell and issue to each Investor the respective Preferred Shares at the Closings (as described in Schedule A), are subject to the fulfillment at or before such Closing of the conditions that (a) all covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by such Investor at or prior to such Closing, shall have been performed or complied with by such Investor prior to or at such Closing, and (b) the representations and warranties made by such Investor in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of such Closing, which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company, and (c) such Investor shall have paid to the Company the respective portion of the investment amount for the Preferred Shares issued and sold to such Investor hereunder at such Closing, in immediately available funds, in accordance with Sections 2.2(b) and 2.5(c) and according to Schedule A attached hereto.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that the following representations are true and complete on the date hereof and as of the date of the First Closing, except as otherwise indicated. For purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge" or words of similar import, mean the knowledge of any director, officer, or key employee of the Company, and the phrases "best knowledge of the Company" or the "Company's best knowledge" shall mean the best knowledge of such persons.

3.1 Organization, Good Standing and Qualification.

(a) The Company is a private company duly organized, validly existing under the laws of the State of Israel. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, to consummate the transactions and perform its obligations contemplated hereby and thereby, to issue and sell the First Closing Shares and the Milestone Closing Shares, to carry out the provisions of this Agreement and all other agreements and instruments contemplated hereby or which are ancillary hereto (collectively, the "Related Agreements") and to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified and (where applicable) in good standing in all jurisdictions in which a failure to so qualify would have a material adverse effect on the Company's business or properties. The Company has not taken any action or failed to take any action, which action or failure could preclude or prevent the Company from conducting its business after each Closing as presently conducted and as currently proposed to be conducted. (i) No order has been made or petition presented or resolution passed for the liquidation or reorganization of the Company, nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession; (ii) no steps have been taken for the appointment of an administrator, trustee or receiver of any part of the Company's business; (iii) no creditor has exercised its rights with respect to Liens (as defined below) in any of Company's assets and there are no circumstances likely to cause such an action to occur; and (iv) the Company has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

3.2 The Company is not in violation or default (i) under its Governing Documents (as defined below), (ii) in any material respect under any provision of any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which

the Company is a party or by which they or any of its respective property is bound or affected, or (iii) in any material respect with respect to any provision of any relevant law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any relevant court or decision of any relevant governmental department, commission, board, bureau, agency or instrumentality, whether domestic or foreign. To the best of the Company's knowledge, no third party is in default in any material respect under any agreement, contract or other instrument or document to which the Company is a party or by which it or any of its respective property is affected. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator. For the purpose hereof, "Governing Documents" shall mean, as applicable, Articles of Association, operating agreement, Founders Agreement, Investors Rights Agreement and/or any other similar governing document. Subsidiaries. The Company does not own or control or has the right to acquire (absolute or contingent), or ever had owned, controlled or has the right to acquire, directly or indirectly, any equity security or other interest of or in any other corporation, limited partnership or other business entity. The Company is not, has not been, nor has the right to become, a participant in any joint venture, partnership or similar arrangement. The Company has not agreed and is not obligated to make, nor or is it bound by any contract under which it may become obligated to make, any material future investment in or material capital contribution to any other entity.

3.3 Capitalization.

(a) Immediately prior to the First Closing, the registered share capital of the Company consists of 10,000,000 Ordinary Shares, of which 822,500 are issued and outstanding. Schedule 3.3(a) sets forth a Capitalization Table of the Company on a pre and post-closing, Fully-Diluted As Converted Basis. Such capitalization table identifies by name and number of securities owned, each shareholder and other holder of the Company's outstanding securities and convertible securities.

(b) Except as set forth in the Capitalization Table: (i) there are no outstanding nor promised options, warrants, securities convertible into, exchangeable or exercisable for or evidencing the right to subscribe for equity securities of the Company, rights (including conversion, anti-dilution, exchange or preemptive rights, rights of first refusal, share appreciation, profit sharing, phantom share rights, or any similar rights), proxy, voting, transfer restriction or shareholder agreements, or agreements of any kind, or claims, undertakings or promises of any nature whatsoever, orally or in writing, for the purchase, receipt or acquisition from the Company or, to the best knowledge of the Company, from any other party, of any of its securities.

(c) The Company is not under any obligation, nor has it granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's best knowledge, no shareholder of the Company has entered into any agreement with respect to the voting or transfer of securities of the Company.

(d) All issued and outstanding securities of the Company (i) have been duly authorized and validly issued and (solely in respect of shares) are fully paid and nonassessable (ii) are free and clear of any Third Party Rights (as defined below), other than as set forth in the Amended Articles, and (iii) were issued in accordance with all applicable laws and in compliance with all preemptive, first refusal, subscription or similar rights.

(e) The rights, preferences and privileges of all of the Company's shares are as stated in the Amended Articles.

3.4 When issued in compliance with the provisions of this Agreement, the Preferred Shares purchased hereunder, will be (i) validly issued, fully paid and nonassessable, (ii) issued in compliance with all applicable laws; (iii) will be free of any mortgage, pledge, lien, hypothecation, claim, royalty obligations, conditional sale agreement, security agreement, encumbrance or other charge (collectively, "Liens"), loans, options and third party rights, claims, restrictions or interests of any kind, contractual or otherwise, restrictions on transfer, preemptive or similar rights (collectively with the Liens – "Third Party Rights"), other than as set forth in this Agreement or the Amended Articles. Authorization; Binding Obligations. All corporate action on the part of each of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the First Closing and Milestone Closing and the authorization, sale, issuance and delivery of the Preferred Shares has been taken. This Agreement has been and the Related Agreements will be, when executed and delivered at the First Closing, duly executed and delivered by the Company and constitute or, in the case of the Related Agreements, will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms.

3.5 License Agreement. The Company has entered into a Research and License Agreement with TRDF in the form attached hereto as Schedule 3.5. The License Agreement is in full force and effect against the Company, and is a valid, binding and enforceable obligation of the Company, and, to the Company's best knowledge, of the other parties thereto, in each case in accordance with its terms.

3.6 Litigation. There is no claim, suit, litigation, arbitration, mediation or proceeding or investigation pending or threatened against the Company or affecting any of its properties or assets or against any officer, director, or employee of the Company in his or her capacity as an officer, director or employee of the Company (including such involving the prior employment thereof, their services in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers), or which may challenge the validity or hinder the enforceability of this Agreement or any Related Agreement or the right of the Company to enter into or to consummate the transactions contemplated hereby and thereby; nor, to the Company's best knowledge, has there occurred any event nor does there exist any condition on the basis of which any such claim, litigation, arbitration, mediation proceeding or investigation might be instituted or commenced. The Company is not a party or subject to any order, writ, injunction, judgment or decree of any court or authorized government agency or instrumentality. There is no action or suit by the Company pending or threatened against others, or which the Company intends to initiate.

3.7 R&D Company. The Company is an "R&D Company" as such term is defined in the invitation to participate in the program for the encouragement of investments by Israeli institutional investors in the Hi-Tech industry published by the Israeli Ministry of Finance on January 2, 2011 as amended by Amendment No. 1 dated March 30, 2011, Amendment No. 2 dated July 17, 2011, Amendment No. 3 dated November 15, 2011 and Amendment No. 4 dated February 7, 2012.

4. Representations and Warranties of the Investors.

4.1 Each Investor (as to itself only) hereby represents and warrants to the Company that as of the date of Closing:

(a) Requisite Power and Authority. The Investor has all necessary power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their provisions. All action on Investor's part required for the execution and delivery of this Agreement and the Related Agreements to which it is a party has been taken. Upon their execution and delivery, this Agreement and the Related Agreements to which it is a party will be valid and binding obligations of Investor, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors' rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company. The Investor has experience in investing in companies similar to the Company and is capable of evaluating the risks and merits of its investment in the Company and is able bear the financial risks thereof.

(c) Investment Purpose. The Investor is purchasing the Shares issued in its name hereunder only for investment for the Investor's own account, and without any present intention to sell or distribute such Shares.

(d) Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Investor), other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor (acting in such capacity) nor the respective controlling persons, officers, directors, partners, agents or employees of any such other Investor shall be liable to any other Investor in connection with this investment for any action taken or omitted to be taken by any of them prior to the date hereof in connection with the transactions contemplated hereunder. Each Investor acknowledges that it has been independently afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, and that it is not relying upon any examination or inquiry performed by another Investor. Neither such inquiries nor any other investigation conducted by or on behalf of an Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Company's representations and warranties contained in this Agreement and the Related Agreements.

(e) Pre-emptive Waiver. Each Investor entitled to pre-emptive rights (including any right of over-allotment) and other participation, veto, first refusal, first

offer, bring along, co-sale, anti-dilution or any other rights it has or may have under any agreement with the Company or under the Articles of Association of the Company or otherwise, hereby confirms that its participation in the financing as set forth herein shall be deemed a full and complete exercise of, and consent with respect to, any and all such rights.

5. <u>Indemnification of Investors</u>

5.1 The representations, warranties, covenants and agreements made in this Agreement or any exhibit, annex and/or schedule hereto, any Related Agreement or any other agreement, certificate, document or instrument furnished pursuant hereto shall survive any investigation made by any Investor and shall be true and accurate as of the First Closing (other than the representation with respect to the Company's status as an R&D Company as set forth below, which shall remain true as a condition to the Milestone Closing).

5.2 The Company hereby agrees to hold harmless and indemnify the Investors, and their respective partners, executive officers, directors, employees, shareholders, agents and representatives (collectively, referred to as the "<u>Investors Indemnitees</u>") against any and all damages, liabilities, losses, costs and expenses (including attorneys' fees and expenses), whether or not arising out of third-party claims, based upon, or arising out of, or relating to, (i) any breach of any representation or warranty or other statement contained in this Agreement or any Related Agreement, or (ii) any breach of any covenant or agreement contained in this Agreement or any Related Agreement (collectively, the "<u>Indemnifiable Claims</u>").

5.3 The Company shall reimburse, promptly following request therefor, all necessary expenses actually incurred by an Investors Indemnitee in connection with any Indemnifiable Claim, as the case may be, including, without limitation, any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, any Indemnifiable Claim. In no event, except for damages resulting from fraud or intentional willful misconduct, shall an Investor (including any of its Investors Indemnitees) be entitled hereunder to any amount of damages or reimbursement that exceeds in the aggregate the amount actually invested in the Company pursuant to this Agreement by the Investor.

5.4 The liabilities of the Company set forth herein, except for damages resulting from fraud or intentional willful misconduct or willful misrepresentation, shall not exceed the amount paid to the Company for the Preferred Shares whose holder is seeking indemnification hereunder plus interest of 8% per annum, compounded annually from the date of issuance of such Preferred Shares until the date of payment by the Company, plus reasonable legal fees and expenses actually incurred.

6. <u>Affirmative Covenants</u>.

6.1 <u>Ordinary Course</u>. From the date hereof and until the First Closing the Company shall conduct its business solely in the ordinary course of business, and, among other things, shall not, without the prior consent of the Investors, make any distribution of any kind to its shareholders or enter into any transaction with any officer, director, employee or shareholder of the Company or any affiliate or any person who the Company is aware is a family member of any such person or entity, or enter into any transaction not in the ordinary course of business, other than as contemplated under this Agreement.

6.2 Confidentiality. The parties undertake not to make public (by way of an announcement or by press release or in any other manner) the identity of the Investors without the prior written consent of the Investors. The Company, the Investors and any person acting on their behalf, shall keep the existence of this Agreement and the terms of the Related Agreements, as well as the representation and warranties included herein in strict confidence, and neither party shall disclose or issue any public statement or press release concerning this transaction without the prior written approval of the other party of the substance and form of any such statement or release, except as, and only to the extent required, (a) to exercise any of its rights or fulfill any of its obligations under the Related Agreements, (b) by the Investors to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with making or monitoring their investment in the Company, provided such professionals are obligated to the Investors to keep any such information confidential pursuant to a written agreement or by nature, or (c) as may be required under applicable Law. It is acknowledged that Investors may provide such information as needed to its respective investment committees, board of directors, partners and other persons involved in the transaction on their behalf on a "need to know" basis, subject to standard confidentiality agreements.

6.3 ESOP. Following the Closing and subject to (i) the adoption of and the submission by the Company of a share option plan to the Israeli Tax Authority for approval; (ii) the approval of the Board of Directors of the Company (the "**Board**"); and (iii) the execution by Employee of an option agreement in a form approved by the Board, Prof. Shmuel Cabilly shall be personally granted an option to purchase an aggregate of up to 19,370 Ordinary Shares of the Company (the "**Option**"). The term of the Option shall be three (3) years from its date of grant, and the Option shall vest over three years such that 25% of the Option shall vest upon the first anniversary from the date of grant, and the remaining portion shall vest in quarterly installments over the next two years, at an exercise price per share equal to the par value thereof, and shall be further subject to the specific terms approved by the Board, the terms and conditions of the plan and an option agreement to be executed between the parties in a form approved by the Board.

7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the Laws of the State of Israel, without giving effect to principles of conflicts of Law or choice of Law that would cause the substantive Laws of any other jurisdiction to apply.

7.2 Arbitration. Any dispute, controversy or claim arising in relation to this Agreement, including with regard to its validity, invalidity, breach, enforcement or termination, will be referred to a single arbitrator, who shall be appointed by the Head of the Israeli Bar Association. Arbitration proceedings shall take place in Tel Aviv, Israel, and shall be conducted according to the rules of substantive law. The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. The arbitrator's decision shall be final and enforceable in any court. This paragraph shall constitute an arbitration agreement between the parties.

7.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of the Company and the Investors.

7.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements, the certificates and the other documents delivered pursuant hereto constitute the entire agreement among the parties relative to the specific subject matter hereof and thereof, and supersedes any prior agreements and understandings.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; or (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the parties at the address or facsimile number set forth on Schedule A or at such other address as the Company or the Investors may designate by written notice to the other parties hereto.

7.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.7 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, due diligence investigation, execution, delivery and performance of the Agreement.

7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of a party shall be binding as evidence of such party's agreement hereto and acceptance hereof.

7.9 Successors and Assigns. Except as otherwise limited herein, this Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of the Company and the Investors, except that (a) an Investor may freely assign this Agreement to a party that has acquired the Investor's shares in accordance with the provisions of the Amended Articles and has agreed to be bound by the terms of this Agreement the Related Agreements and the Amended Articles, and (b) the Company may freely assign this Agreement to a successor in interest.

7.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

PONTIFAX (ISRAEL) III L.P

By: __________________________

Title: __________________________

PONTIFAX (CAYMAN) III L.P

By: __________________________

Title: __________________________

LIVE-IT LTD.

By: __________________________

Title: __________________________

BIOSEC LIMITED

By: __________________________

Title: __________________________

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

PONTIFAX (ISRAEL) III L.P

By: ______________________________

Title: ______________________________

____

PONTIFAX (CAYMAN) III L.P

By: ______________________________

Title: ______________________________

____

LIVE-IT LTD.

By: ______________________________

Title: ______________________________

____

BIOSEC LIMITED

FOR: VOLAW CORPORATE DIRECTOR ONE LIMITED

By: [signature]

Title: DIRECTOR

FOR: VOLAW SECRETARIES LIMITED

[signature]

GLENN KELLY

AUTHORISED SIGNATORY. 14.11.13

SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase Agreement as of the date set forth in the first paragraph hereof.

THE COMPANY:

____

ELOXX PHARMACEUTICALS LTD.

Name: ______________________________

Title: ______________________________

THE INVESTORS:

____

PONTIFAX (ISRAEL) III L.P

By: __________________________

Title: __________________________

____

PONTIFAX (CAYMAN) III L.P

By: __________________________

Title: __________________________

____

LIVE-IT LTD.

By: LIVE-IT LTD.

Title: __________________________

____

BIOSEC LIMITED

By: __________________________

Title: __________________________